UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2018 (July 6, 2018)

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(813) 864-2559

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On July 5, 2018, HedgePath Pharmaceuticals, Inc. (the “Company”) closed the second of three tranches of funding (the “Second Tranche”) from Mayne Pharma Ventures Pty Ltd (“Mayne Pharma”), the Company’s majority shareholder, pursuant to that certain definitive securities purchase agreement, dated January 8, 2018 (the “Purchase Agreement”), entered into between the Company and Mayne Pharma, the details of which have been previously reported by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2018 (the “January 8-K”). Pursuant to the terms of the Purchase Agreement, the Company issued to Mayne Pharma 2,318,841 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), Series A warrants (the “Series A Warrants”) to purchase 1,739,131 shares of common stock and Series B warrants (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”) to purchase 1,739,131 shares of common stock for gross proceeds of $1.6 million.

The shares of Series B Preferred Stock are initially convertible into 6,956,523 shares of common stock, subject to customary stock-based, but not price-based, anti-dilution protection. The Series B Preferred Stock may be voluntarily converted into common stock by the holder at any time and will automatically convert into shares of common stock upon the approval by the U.S. Food and Drug Administration of a New Drug Application for any SUBATM-Itraconazole based therapeutic under that certain Second Amended and Restated Supply and License Agreement, as amended, between the Company and Mayne Pharma.

The Warrants are substantially identical in form, except that: (i) the exercise price per share of the Series A Warrants is $0.23 per share and the exercise price per share of the Series B Warrants is $0.275 per share (collectively, the “Warrant Exercise Price”) and (ii) the Series A Warrants have a term of two (2) years from the date of issuance and the Series B Warrants have term of five (5) years from the date of issuance. The Warrant Exercise Price is subject to customary stock-based, but not price-based, anti-dilution protection. The Warrants will not be eligible for “cashless” exercise.

The securities issued at the second closing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and sales were made pursuant to the exemptions from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D (“Reg. D”) promulgated under the Securities Act because, among other things, Mayne Pharma is an “accredited investor” (as defined under Reg. D) and Mayne Pharma purchased the securities for its own account and not with a view to distributing or reselling the securities in violation of the Securities Act.

For more information regarding the Purchase Agreement and the transactions contemplated thereby and the Series B Preferred Stock and the Warrants, please refer to the January 8-K. The Certificate of Designation of the Series B Preferred Stock (as corrected pursuant to a Certificate of Correction), the Purchase Agreement and the form of Warrants are attached to the January 8-K as Exhibits 3.1, 3.2, 10.1 and 4.1, respectively. All descriptions of such documents are qualified in their entirety to the full text of Exhibits 3.1, 3.2, 10.1, and 4.1 thereto, which are incorporated therein by reference.

Item 8.01.	Other Information.

On July 9, 2018, the Company issued a press release announcing the closing of the Second Tranche of financing. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Title

99.1	Press Release, dated July 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2018	HEDGEPATH PHARMACEUTICALS, INC.

	By:	/s/ Nicholas J. Virca
		Name:	Nicholas J. Virca
		Title:	President and CEO

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